UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010 (November 1, 2010)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 1, 2010, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) entered into a credit agreement (the “Credit Agreement”) with KeyBank National Association (“KeyBank”), as administrative agent for itself and any other lenders which may become parties to the Credit Agreement.  Under this credit facility, we may borrow, on an unsecured basis, up to $25,000,000.  We also have the right, provided that no default has occurred and is continuing, to increase the facility amount to $150,000,000.  An amount equal to the lesser of $25,000,000 and 20% of the then-current aggregate commitment will be available for the issuance of letters of credit.  A swing line of credit, in an amount equal to the lesser of $25,000,000 and 20% of the then-current aggregate commitment, will also be available for same day borrowings.  The proceeds of the credit facility may be used by us for working capital and other general corporate purposes.   We paid KeyBank an origination fee in connection with entering into the Credit Agreement and will pay KeyBank an unused commitment fee of 0.50% per annum.

The entire unpaid principal balance of all borrowings under the credit facility and all accrued and unpaid interest thereon will be due and payable in full on October 31, 2012, which date may be extended to October 31, 2013 subject to satisfaction of certain conditions, including the payment of an extension fee. We have the right to terminate the facility at any time, upon one day’s notice and the repayment of all of our obligations thereunder.  We may borrow at rates equal to (1) the sum of (a) thirty-day LIBOR, with a floor of 1.00% per annum, divided by an amount equal to one minus the then-current reserve requirement, plus (b) 3.50% per annum (referred to herein as a “LIBOR advance”) or (2) the Base Rate (as defined herein), plus a margin equal to 2.50% per annum (referred to herein as a “Base Rate advance”).  As used herein, “Base Rate” means, for any day, the highest of: (i) the prime rate for that day; (ii) 2.00% per annum; (iii) the sum of the Federal Funds Effective Rate for that day plus 0.50% per annum; and (iv) the sum of LIBOR plus 1.00% per annum.  We generally will be required to make interest-only payments, except that we may be required to make partial principal payments if we are unable to comply with certain debt covenants set forth in the Credit Agreement.  We also may, from time to time, prepay all or part of any Base Rate advance without penalty or premium, and may prepay any LIBOR advance subject to indemnifying each lender for any loss or cost incurred by it resulting therefrom.

     The Credit Agreement contains customary covenants, including, without limitation, the incurrence of debt, the granting of liens and investments.  The Credit Agreement specifically prohibits us from declaring and paying distributions under certain circumstances, without lender consent, and also imposes certain cash flow covenants, which are specifically defined in the Credit Agreement, as well as a minimum consolidated tangible net worth covenant. In addition, the Credit Agreement provides for customary events of default, some with corresponding cure periods, including, without limitation, a change in management, defined as the failure of either Mr. Lazarus or Mr. Parks to continue to be active in our management prior to any merger between us and our business manager, payment defaults, breaches of covenants, representations and warranties, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults.  In the event of a default, the lenders may require us to pay a default interest rate equal to the existing rate plus 3.00% per annum.  Upon the occurrence of certain bankruptcy-related defaults, the obligations of the lenders will automatically terminate and our obligations under the facility will become immediately due and payable.  Additionally, upon any other uncured event of default under the Credit Agreement, the lenders may, at their option, declare that all amounts outstanding under the credit facility are immediately due and payable in full.

Our performance of the obligations under the Credit Agreement, including the payment of any outstanding indebtedness thereunder, are secured by a guaranty granted to KeyBank for the benefit of the lenders by certain of our material subsidiaries owning unencumbered properties.

     The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Credit Agreement, note and subsidiary guaranty, which are attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated into this Item 2.03 by reference.

Item 8.01

Other Events.

Declaration of November Distributions

On October 18, 2010, our board of directors declared distributions payable to stockholders of record each day beginning on the close of business on November 1, 2010 through the close of business on November 30, 2010.  Distributions will be equal to a daily amount equal to $0.00164384 which if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a purchase price of $10.00 per share. Distributions declared for the month of November 2010 will be paid no later than December 7, 2010.

We will not fund any distributions from the net proceeds of our offering. Until we generate sufficient cash flow from operations, determined in accordance with GAAP, to fully fund distributions, some or all of our distributions may be paid from the proceeds generated by borrowings, including borrowings secured by our assets, resulting in us having less money available to invest in properties or other real estate assets. We also may fund distributions from cash flow generated from investing activities, including the net proceeds from the sale of our assets. In addition, we may fund distributions from, among other things, advances or contributions from our business manager or our sponsor or from the cash retained by us in the case that our business manager defers, accrues or waives all, or a portion, of its business management fee, or waives its right to be reimbursed for certain expenses.  A deferral, accrual or waiver of any fee or reimbursement owed to our business manager will have the effect of increasing cash flow from operations for the relevant period because we will not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period.  We would, however, use cash at some point in the future to pay any fee or reimbursement that was deferred or accrued.  There is no assurance that these other sources will be available to fund distributions.

Acquisition of Bell Oaks Shopping Centre

On November 2, 2010, we, through Inland Diversified Newburgh Bell Oaks, L.L.C., a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in a 94,811 square foot grocery-anchored retail center known as Bell Oaks Shopping Centre, located in Newburgh, Indiana.  We purchased this property from an unaffiliated third party, SM Properties, LP, for approximately $13.1 million.  Closing costs did not exceed $75,000.  We funded the purchase price with proceeds from our offering.

The cap rate in place at acquisition for Bell Oaks is approximately 7.51%.  In deciding to acquire this property, we considered the following:

•

The property is anchored by a family-owned and operated full service grocery store, Schnuck’s.  Schnuck’s pays an annual base rent of approximately $764,500 under a lease that expires in December 2020.  Under the terms of the lease, it has five five-year options to renew through December 2045.

•

Other tenants of the property include GNC, Hallmark and H&R Block.

•

The property was remodeled in 2008, and we believe it is in good condition.  We do not intend to make significant renovations or improvements to the property.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2010 through 2019 at Bell Oaks, and the approximate rentable square feet represented by the applicable lease expirations.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2010	–	–	–	–
2011	1	1,638	19,165	1.8%
2012	2	3,600	32,100	3.0%
2013	3	5,953	58,033	5.3%
2014	2	2,862	34,044	3.1%
2015	2	6,636	67,068	6.2%
2016	1	10,412	111,408	10.3%
2017	–	–	–	–
2018	–	–	–	–
2019	–	–	–	–

The table below sets forth certain historical information with respect to the occupancy rate at Bell Oaks, expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2009	100.0%	$11.28
2008	100.0%	$11.11
2007	74.1%	$6.30
2006	74.1%	$6.24
2005	87.6%	$6.97

We believe that Bell Oaks is suitable for its intended purpose and adequately covered by insurance. There are five competitive shopping centers located within approximately five miles of Bell Oaks.

Real estate taxes paid for the fiscal year ended December 31, 2009 (the most recent tax year for which information is generally available) were approximately $116,000.  The amount of real estate taxes paid was calculated by multiplying Bell Oaks assessed value by a tax rate of 1.54%.  For federal income tax purposes, the depreciable basis in this property will be approximately $11.3 million.  We will calculate depreciation expense for federal income tax purposes by using the straight-line method.  For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Item

9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of November 1, 2010, by and among Inland Diversified Real Estate Trust, Inc., as borrower, and KeyBank National Association, as administrative agent, KeyBanc Capital Markets, as co-lead arranger, and the several banks, financial institutions and other entities that may from time to time become parties thereto, as lenders

10.2	Note, dated November 1, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of KeyBank National Association

10.3

Subsidiary Guaranty, dated as of November 1, 2010, by the parties identified on the signature pages thereto to and for the benefit of KeyBank National Association for itself and the lenders under the Credit Agreement and to and for the benefit of the counterparties to certain related swap obligations

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)  and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions.  These statements are not guarantees of future performance, and we caution investors not to place undue reliance on forward-looking statements.  Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2010 and in our Annual Report on Form 10-K for the year ended December 31, 2009.  Forward-looking statements in this Report reflect our management’s view only as of the date of this Report, and may ultimately prove to be incorrect or false.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	November 5, 2010	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated as of November 1, 2010, by and among Inland Diversified Real Estate Trust, Inc., as borrower, and KeyBank National Association, as administrative agent, KeyBanc Capital Markets, as co-lead arranger, and the several banks, financial institutions and other entities that may from time to time become parties thereto, as lenders

10.2	Note, dated November 1, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of KeyBank National Association

10.3

Subsidiary Guaranty, dated as of November 1, 2010, by the parties identified on the signature pages thereto to and for the benefit of KeyBank National Association for itself and the lenders under the Credit Agreement and to and for the benefit of the counterparties to certain related swap obligations